UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2017

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

6348 Walker Lane
Alexandria, VA	22310
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

VSE CORPORATION

Item 5.02	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On November 6, 2017, the Board of Directors of VSE Corporation (the "Board") elected Admiral Mark E. Ferguson, USN, Retired, as a member of the Board effective December 1, 2017. The Board consists of nine members.

Admiral Ferguson retired from the U.S. Navy in July 2016, after concurrently serving as Commander of the U.S. Naval Forces Europe and U.S. Naval Forces Africa, as well as Commander of NATO’s Allied Joint Force Command, Naples, Italy.  Admiral Ferguson was responsible for the overall command, operational control, and coordination of U.S. naval forces in the waters bordering the coasts of Europe and Africa, including the Baltic, Mediterranean and Black Seas. Admiral Ferguson previously served as Vice Chief of Naval Operations, where he was responsible for the global business operations, personnel and leadership development, and execution of the Navy’s annual budget. In his thirty-eight year naval career, Admiral Ferguson specialized in cyber defense, congressional and regulatory affairs, strategic planning, and personnel and operations management. He is a nuclear-trained surface warfare officer and holds a master’s degree in computer science from the Naval Postgraduate School.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit
Number

    99.1  Press release issued by VSE Corporation on November 8, 2017 announcing the election of Admiral Mark E. Ferguson, USN, Retired, to the VSE Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: November 8, 2017	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary